SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Applix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTRODUCTION
ELECTION OF DIRECTORS
STOCK PERFORMANCE GRAPH
PROPOSAL TO APPROVE THE 2003 DIRECTOR EQUITY PLAN
OTHER MATTERS
APPENDIX A
APPENDIX B

APPLIX, INC.

289 Turnpike Road

Westborough, Massachusetts 01581-2831

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be Held on Thursday, June 12, 2003

       The Annual Meeting of Stockholders of Applix, Inc. (the “Company”) will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts on Thursday, June 12, 2003 at 10:00 a.m., local time, to consider and act upon the following matters:

(1)	To elect two Class III Directors for a term of three years.

(2)	To approve the Company’s 2003 Director Equity Plan.

(3)	To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on April 24, 2003 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

Patrick J. Rondeau, Clerk

Westborough, Massachusetts

April 30, 2003

      Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

APPLIX, INC.

289 Turnpike Road
Westborough, Massachusetts 01581-2831

PROXY STATEMENT

For the Annual Meeting of Stockholders to be Held on Thursday, June 12, 2003

INTRODUCTION

General Information

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applix, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on June 12, 2003, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders’ instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Annual Meeting.

      The Company’s Annual Report for the fiscal year ended December 31, 2002 is being mailed to stockholders, along with these proxy materials, on or about May 2, 2003.

Quorum Requirement

      At the close of business on April 24, 2003, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,524,110 shares of Common Stock of the Company, constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

      The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Votes Required

      The affirmative vote of the holders of a plurality of the votes cast by the holders of Common Stock is required for the election of directors. The affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock present and voting on the matter is required for the approval of the 2003 Director Equity Plan.

      Shares that abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or the shares voting on that matter (such as the election of Class III Directors and the approval of the 2003 Director Equity Plan).

Beneficial Ownership of Voting Stock

      The following table sets forth the beneficial ownership of the Company’s Common Stock as of December 31, 2002 (1) by each director, (2) by each of the executive officers named in the Summary Compensation Table set forth below (the “Named Executive Officers”) and (3) by all current directors and executive officers as a group. There were no record holders of 5% or more of the Company’s outstanding Common Stock except as included in the table below.

	Number of Shares	Percentage of
	Beneficially	Outstanding
	Owned(1)	Common Stock(2)

Directors
Brad Fire(3)	1,514,879	12.3%
David C. Mahoney(4)	110,000	*
Alain J. Hanover(5)	53,668	*
Peter Gyenes(6)	36,000	*
Charles F. Kane(7)	24,500	*
John D. Loewenberg(8)	37,000	*
Named Executive Officers
Alan Goldsworthy(9)	517,206	4.0%
Walt Hilger(10)	102,017	*
Craig Cervo(11)	195,741	1.6%
All current directors and executive officers as a group (8 persons)(12)	2,073,805	16.2%

*	Less than 1%.

(1)	Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. In accordance with Securities and Exchange Commission (“SEC”) rules, each person listed is deemed to beneficially own any shares issuable upon the exercise of stock options held by him or her that were exercisable on December 31, 2002 or within 60 days after December 31, 2002; any reference in these footnotes to options refers only to such options.

(2)	Percentage ownership calculations are based on 12,365,179 shares of Common Stock outstanding as of December 31, 2002. Any shares that may be acquired upon the exercise of stock options on or prior to March 1, 2003 are deemed to be outstanding for the purpose of calculating the percentage of the outstanding Common Stock owned by such person or entity. These shares, however, are not considered outstanding when computing the percentage ownership of any other person or entity.

(3)	Mr. Fire became a director of the Company in February 2003. Mr. Fire’s address is 10512 S. Highland Lane, Olathe, KS 66061.

(4)	Includes 75,000 shares subject to stock options held by Mr. Mahoney.

(5)	Includes 32,500 shares subject to stock options held by Mr. Hanover.

(6)	Includes 26,000 shares subject to stock options held by Mr. Gyenes

(7)	Includes 17,000 shares subject to stock options held by Mr. Kane.

(8)	Includes 15,000 shares held by Mr. Loewenberg and Linda P. Loewenberg and 5,000 shares held by Ms. Loewenberg. Includes 17,000 shares subject to stock options held by Mr. Loewenberg.

(9)	Mr. Goldsworthy resigned from the Company as President and Chief Executive Officer and as a director effective February 27, 2003. Includes 437,500 shares subject to stock options held by Mr. Goldsworthy.

(10)	Includes 69,718 shares subject to stock options held by Mr. Hilger.

(11)	Comprised of shares subject to stock options held by Mr. Cervo.

(12)	Includes a total of 432,959 shares subject to stock options held by the current directors and executive officers as a group.

ELECTION OF DIRECTORS

Members of the Board of Directors

      The Company’s Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at the 2004 Annual Meeting of Stockholders; two Class II Directors, whose terms expire at the 2005 Annual Meeting of Stockholders; and two Class III Directors, whose terms expire at this Annual Meeting of Stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

      The persons named in the enclosed proxy will vote to elect each of David C. Mahoney and Peter Gyenes as Class III Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class III Director of the Company. Each of Mr. Mahoney and Mr. Gyenes has indicated his willingness to serve, if elected, but if any of such persons should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

      Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class III Directors.

Class I Directors (holding office for a term expiring at the 2004 Annual Meeting):

      Mr. Fire, age 33, has been a director of the Company since February 2003. Mr. Fire has been the owner of Fire Stables, an equestrian facility, since March 2000. Mr. Fire served as Senior Software Engineer of Go2Net, Inc., an Internet services company, from June 1998 to February 2000. Mr. Fire served as the co-Chief Executive Officer of Silicon Investor, a consumer website devoted to discussion about technology stocks, from May 1995 to June 1998.

      Mr. Loewenberg, age 62, has been a director of the Company since March 2001 and Chairman of the Board of Directors since July 17, 2002. Mr. Loewenberg has been Managing Partner of JDL Enterprises, a consulting company, since 1996. Mr. Loewenberg served as interim President and CEO of Wang Healthcare Information Systems, an electronic medical record solution company, from March 1998 to September 1999. As a part of his Safeguard relationship, Mr. Loewenberg served as interim CEO of FormMaker Software Inc. (now part of DocuCorp International), a document automation provider, from January 1997 to September 1997. Mr. Loewenberg is currently a director of CompuCom, DocuCorp International and Sanchez Computer Associates.

Class II Directors (holding office for a term expiring at the 2005 Annual Meeting):

      Mr. Hanover, age 54, has been a director of the Company since July 1992. Mr. Hanover has been the Managing Director and CEO of Navigator Technology Ventures, a venture capital firm, since January 2002. He was the Managing Partner of Main Street Partners LLC, a venture capital firm, from August 2000 to December 2001. Mr. Hanover served as the President and Chief Executive Officer of InCert Software Corp., a computer software development and distribution company, from October 1997 to July 2000. Mr. Hanover served as Chairman of the Board of Directors and Chief Executive Officer of Viewlogic Systems, Inc., an engineering software company, from 1984 until May 1997.

      Mr. Kane, age 45, has been a director of the Company since March 2001. He served as President and Chief Executive Officer of Corechange, Inc., an e-business access framework software provider, from May 2001 until its sale to Open Text Corporation in February 2003. From May 2000 to May 2001, Mr. Kane served as the Chief Operating Officer of Corechange. Before joining Corechange, from March 2000 to May 2000, Mr. Kane served as Executive Vice President and Chief Financial Officer of Ascential Software Corporation (formerly known as Informix Corporation), a global provider of information management software. Mr. Kane served as Executive Vice President and Chief Financial Officer of Ardent Software, Inc., a data integration software supplier, from November 1995 to March 2000 when it was acquired by Ascential.

Class III Directors (holding office for a term expiring at this Annual Meeting; each nominated for a term expiring at the 2006 Annual Meeting):

      Mr. Mahoney, age 58, has been a director of the Company since October 1992. Mr. Mahoney served as interim President and Chief Executive Officer of the Company from February 28, 2003 to April 22, 2003 and has served as President and Chief Executive Officer since April 22, 2003. Mr. Mahoney served as Chief Executive Officer of Verbind, Inc., a provider of real-time behavioral analysis and event triggering technology, from May 2001 until February 2003. Prior to joining Verbind, Mr. Mahoney served as Chairman of the Board of Directors of LeadingSide, Inc. (formerly Dataware Technologies, Incorporated), an e-business solutions provider, from February 2000 to May 2001, and President and Chief Executive Officer of LeadingSide from January 1999 to February 2000. LeadingSide filed for bankruptcy protection in April 2001. Mr. Mahoney served as President and Chief Executive Officer of Sovereign Hill Software, Inc., a collaborative knowledge discovery software provider, from January 1998 to December 1998, when it merged with Dataware Technologies. He served as president of Falcon Group Consulting, a consulting firm, from May 1997 to January 1998. Mr. Mahoney served as Chairman of the Board and Chief Executive Officer of ePresence, Inc. (formerly Banyan Systems, Inc.), a networking software and services company, from 1983 until May 1997.

      Mr. Gyenes, age 57, has been a director of the Company since May 2000. Mr. Gyenes has served as the Chief Executive Officer of Ascential Software Corporation (formerly known as Informix Corporation), a global provider of information management software, since July 2000. Mr. Gyenes was Chairman, President and Chief Executive Officer of Ardent Software, Inc., a data integration software supplier, from April 1997 until the sale of Ardent to Ascential in March 2000. He served as Ardent’s Executive Vice President of Worldwide Sales and International Operations from May 1996 to March 1997. Mr. Gyenes served as President and CEO of Racal InterLan, Inc. from April 1995 to May 1996. Mr. Gyenes is a member of the Board of Directors of Ascential Software Corporation, Concerto Software and ViryaNet. Mr. Gyenes is also a member of the Board of Trustees of the Massachusetts Software and Internet Council.

Board and Committee Meetings

      The standing Audit Committee of the Board of Directors is responsible for the oversight of the Company’s independent auditors and for reviewing financial reports, accounting procedures and the scope and results of the annual audit of the Company’s financial statements. The Audit Committee met eight times during 2002. The members of the Audit Committee during 2002 were Messrs. Kane, Hanover and Loewenberg and the current members of the Audit Committee are Messrs. Kane (Chairman), Hanover, Loewenberg and Fire.

      The standing Compensation Committee of the Board of Directors is responsible for reviewing compensation issues and making decisions concerning the compensation (including stock option grants) of the Company’s executive officers. The Compensation Committee met five times during 2002. The members of the Compensation Committee are currently Messrs. Hanover (Chairman), Gyenes and Loewenberg. In 2002, the members of the Compensation Committee were Mr. Hanover, Mr. Gyenes, and, for portions of such year, each of Mr. Loewenberg and Mr. Mahoney.

      The standing Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, developing and recommending to the Board a set of corporate governance principles applicable to the Company, and overseeing the evaluation of the Board and the Company’s management team. The Nominating and Corporate Governance Committee met twice during 2002. The current members of the Nominating and Corporate Governance Committee are Messrs. Loewenberg (Chairman), Gyenes and Hanover.

      The Board of Directors met 10 times during 2002. Each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he then served.

Compensation of Directors

      Employee directors of the Company do not receive compensation for their services as directors. The non-employee directors receive annual compensation for their services as directors as follows: the Chairman of the Board of Directors and the Chairman of the Audit Committee each receive $25,000, the Chairman of the Compensation Committee receives $12,500, and all other non-employee directors each receive $10,000. In addition, non-employee directors are reimbursed for expenses incurred in connection with attendance at Board meetings.

      Pursuant to the 2000 Director Stock Option Plan (the “2000 Director Plan”), (1) each non-employee director received an option for 10,000 shares of Common Stock on January 1, 2003, (2) each non-employee director receives an option for 10,000 shares of Common Stock on January 1 of each year, so long as he or she continues to serve as a director and provided he or she attended at least 75% of the meetings of the Board and any committees on which he or she served in the preceding year and (3) each new non-employee director receives an option to purchase 10,000 shares of Common Stock upon such director’s initial election to the Board (an “Election Grant”). All of the options described above have an exercise price equal to the fair market value of the Common Stock on the date of grant. Except for Election Grants, the options become exercisable on the first anniversary of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date; and expire seven years from the date of grant or 90 days after the optionee ceases to serve as a director. Election Grants become exercisable in two equal annual installments on the first and second anniversaries of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date.

      If the stockholders approve the 2003 Director Equity Plan, then the directors shall have the rights to receive the benefits set forth in such plan, as described under “Proposal to Approve 2003 Director Equity Plan” below, and the 2000 Director Plan shall terminate.

Executive Compensation

Summary Compensation

      The following Summary Compensation Table sets forth certain information concerning the compensation for each of the last three fiscal years of (1) the Chief Executive Officer (the “CEO”) of the Company as of December 31, 2002 and (2) the other two persons serving as executive officers as of December 31, 2002.

				Long-Term
				Compensation

				Awards(3)
		Annual
		Compensation(2)		Number of Shares
	Fiscal			Underlying Stock
Name and Principal Position	Year(1)	Salary	Bonus	Options

Alan Goldsworthy(4)	2002	$225,000	$72,203	100,000
Former President and Chief Executive Officer	2001	$215,625	$90,000	400,000
	2000	$221,683	$35,000	400,000
Walt Hilger(5)	2002	$150,000	$82,002	0
Chief Financial Officer and Treasurer	2001	$136,004	$31,727	138,750
Craig Cervo	2002	$190,000	$58,663	0
Chief Technology Officer	2001	$182,099	$35,000	124,286
	2000	$170,000	$17,500	25,000

(1)	Compensation information has been reported for only those fiscal years in which the person served as an executive officer for all or part of such year.

(2)	Other annual compensation in the form of perquisites and other personal benefits has been omitted, in accordance with the rules of the SEC, as the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for each executive officer in each fiscal year covered.

(3)	The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during any fiscal year covered.

(4)	Mr. Goldsworthy resigned as President and Chief Executive Officer effective February 27, 2003. Mr. Goldsworthy joined the Company in January 2000 and became President and Chief Executive Officer in April 2000.

(5)	Mr. Hilger joined the Company in November 1999 and became Chief Financial Officer in September 2001. Prior to 2001, Mr. Hilger was not an executive officer of the Company.

Option Grants

      The following table sets forth information regarding the granting of options during 2002 to the Named Executive Officers:

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Shares	Total Options			Price Appreciation for
	Underlying	Granted to			Option Term(2)
	Options	Employees in	Exercise Price
Executive Officer	Granted	Fiscal Year	per Share(1)	Expiration Date	5%	10%

Alan Goldsworthy	100,000	15.85%	$1.39	1/2/09	$56,579	$131,862
Walt Hilger(3)	—	0.0%	—	—	—	—
Craig Cervo(3)	—	0.0%	—	—	—	—

(1)	Options are intended to be incentive stock options at the time of grant (to the extent they qualify therefor) and generally terminate three months following termination of the executive officer’s employment with the Company or on the expiration date, whichever occurs earlier. The exercise price of each option is equal to the fair market value per share of the Common Stock on the date of grant. All of the options listed above vest in equal installments of 12.5% every six months from the date of grant until fully vested.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The grants shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder’s continued employment through the option period, and the date on which the options are exercised.

(3)	It is the Company’s practice to make annual option grants at approximately year end. Grants relating to the end of 2001 were made in December 2001, and therefore were reported in the Company’s proxy statement filed in 2002. Grants relating to the end of 2002 were made in February 2003, and therefore will be reported in the Company’s proxy statement to be filed in 2004.

Option Exercises and Holdings

      The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2002. No Named Executive Officer exercised any stock options during 2002.

	Number of Shares	Value of Unexercised
	Underlying Unexercised	In-the-Money
	Options at Fiscal Year-End	Options at Fiscal Year-End(1)
Name	Exercisable/Unexercisable	Exercisable/Unexercisable

Alan Goldsworthy	393,750/506,250	0/0
Walt Hilger	62,812/117,438	$9,750/$29,250
Craig Cervo	183,330/100,090	0/0

(1)	Represents the closing price of the Common Stock on December 31, 2002, the last trading day of 2002 ($1.11 per share), less the option exercise price.

Termination of Employment Arrangements

      On February 27, 2003, the Company entered into a Severance Agreement with Mr. Goldsworthy. Pursuant to this agreement, the Company has agreed to pay Mr. Goldsworthy an aggregate of $281,250, payable in monthly installments, representing Mr. Goldsworthy’s base salary for 15 months. The Company will also provide Mr. Goldsworthy certain medical benefits during the 15-month period after his termination. In addition, the Company forgave all outstanding principal and interest due under a Secured Promissory Note dated July 30, 2001 in the principal amount of $225,001.88, executed pursuant to the Company’s Executive Stock Loan Purchase Program. Pursuant to the Severance Agreement, Mr. Goldsworthy transferred to the Company 51,429 shares of the Company’s Common Stock that Mr. Goldsworthy purchased with the funds loaned to him pursuant to such Secured Promissory Note. Mr. Goldsworthy also agreed to make himself available for consultation until August 27, 2003 and agreed to certain nondisclosure, non-competition and non-solicitation restrictions.

      On January 14, 2002, the Company entered into a Termination Agreement with Michael Scheib, the Company’s former Vice President of European Operations. Pursuant to this agreement, the Company paid Mr. Scheib’s base salary and bonus and provided him with certain fringe benefits through March 31, 2002. Pursuant to the Termination Agreement, Mr. Scheib agreed to make himself available for consultation until February 15, 2002. In addition, Mr. Scheib made himself available for consultation between April 1 and May 31, 2002 and the Company made a severance payment of 52,868 Euro (approximately $49,569 as of May 31, 2002) to Mr. Scheib on May 31, 2002.

Retention Arrangements

      The Company entered into an Executive Change-in-Control Agreement with Mr. Hilger in September 2001 and with Mr. Cervo in April 2003. In addition, in April 2003, the Board of Directors authorized the Company to enter into a Retention Agreement with Mr. Mahoney. The agreements provide for certain severance benefits in the event the executive’s employment is terminated under specified circumstances. Mr. Hilger’s agreement expires on December 31, 2003, and Mr. Cervo’s and Mr. Mahoney’s agreements expire on December 31, 2004, provided that (i) the agreements are subject to automatic one-year extensions unless prior notice of termination is given by the Company and (ii) the executives are entitled to the severance benefits provided therein if a change in control occurs during the term of the respective agreement and the executive’s employment is terminated under specified circumstances within 12 months after such change in control. Upon a change in control, all outstanding stock options of the executives become exercisable in full irrespective of whether an employment termination occurs.

      In addition, upon a change in control, Mr. Hilger has the right and option to repay his outstanding loan under the Company’s Executive Stock Loan Purchase Program by applying against the outstanding balance of the loan the amount of cash and/or securities (based on their fair market value) received by him in exchange for the shares of Common Stock pledged to the Company as security for the loan. If Mr. Hilger exercises his repayment right, (i) any remaining balance on the loan will be forgiven by the Company and (ii) the Company will pay a “gross up” payment to Mr. Hilger to cover his tax liabilities attributable to the forgiveness of the loan. This benefit accrues to Mr. Hilger irrespective of whether an employment termination occurs.

      If Mr. Cervo or Mr. Hilger’s employment is terminated by the Company without cause or by such executive for good reason within 12 months following a change in control, such executive will receive a continuation of base salary during the six-month period following employment termination. In general, if Mr. Cervo or Mr. Hilger’s employment terminates for any reason prior to a change in control or for any reason other than a termination without cause or for good reason following a change in control, such executive will not receive any pay or benefit continuation under this agreement.

      If Mr. Mahoney’s employment is terminated by the Company without cause or by Mr. Mahoney for good reason within 12 months following a change in control, Mr. Mahoney will receive a continuation of base salary and target bonus during the one-year period following employment termination. If Mr. Mahoney’s employment terminates without cause or for good reason at any time other than within 12 months following a change in control, Mr. Mahoney will receive a continuation of base salary and a continuation of vesting of his outstanding options during the one-year period following employment termination. In general, if Mr. Mahoney’s employment terminates for any reason other than a termination without cause or for good reason, Mr. Mahoney will not receive any pay or benefit continuation under this agreement.

      If the amount of severance payments to the executives following a change in control exceeds certain limits (generally three times the average of such executive’s compensation over the previous five years), a portion of the amount will be subject to an excise tax and will not be deductible by the Company under the Internal Revenue Code of 1986, as amended (the “Code”).

Certain Relationships and Related Transactions

Transactions With Management and Others

      On February 27, 2003, the Company entered into a Severance Agreement with Mr. Goldsworthy and on January 14, 2002, the Company entered into a Termination Agreement with Mr. Scheib. See “Election of Directors — Executive Compensation — Termination of Employment Arrangements” above.

      On September 10, 2001, the Company entered into a Consulting Agreement with Mr. Mahoney, which Consulting Agreement was terminated effective as of April 16, 2002. Pursuant to the Consulting Agreement, Mr. Mahoney agreed to perform such consulting services as the Company may have reasonably requested from time to time. As compensation for Mr. Mahoney’s services under this agreement, the Company issued 35,000 shares of Common Stock to Mr. Mahoney under the Company’s 1994 Equity Incentive Plan. The Company also reimbursed Mr. Mahoney for all reasonable and necessary expenses incurred or paid by him in connection with the performance of his services under the agreement.

Indebtedness of Management and Forgiveness of Loan

      Pursuant to the Company’s Executive Stock Loan Purchase Program, in September 2000, a total of ten executives of the Company, including Mr. Goldsworthy and Mr. Hilger, purchased shares of the Company’s Common Stock under the Company’s 1994 Equity Incentive Plan, at a purchase price of $4.375 per share. The purchases were funded by full recourse loans from the Company.

      The terms of the loans are five years at an interest rate of 6% with interest payable upon maturity of the loan. The loans provide for mandatory repayment in the event of the sale of the shares, the voluntary termination of employment by the employee or the termination of employment by the Company for cause (as defined in the loan documents). The executive may repay the loan any time before the loan is due. The shares purchased through the Executive Stock Loan Purchase Program are held as collateral against the outstanding loan. The following table sets forth the number of shares purchased by Mr. Goldsworthy and Mr. Hilger under this program, the aggregate purchase price and the outstanding balance of the loans as of February 27, 2003:

		Aggregate Purchase	Amount Outstanding
	Number of	Price (Amount	as of
Executive Officers	Shares Purchased	of Loan)	February 27, 2003

Alan Goldsworthy	51,429	$225,001.88	$256,114.32 *
Former President and Chief Executive Officer
Walt Hilger	25,143	$110,000.63	$125,211.11
Chief Financial Officer and Treasurer

*	The full amount of Mr. Goldsworthy’s loan was forgiven by the Company in accordance with the Severance Agreement dated February 27, 2003 between the Company and Mr. Goldsworthy.

Equity Compensation Plan Disclosure

      The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2002:

			Number of
			securities
			remaining available
			for future issuance
	Number of securities	Weighted-average	under equity
	to be issued upon	exercise price of	compensation
	exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected
Plan Category	warrants and rights	and rights	in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	3,154,152 (2)	$4.09 (2)	1,945,357 (3)
Equity compensation plans not approved by security holders	0	N.A.	0

Total	3,154,152		1,945,357

(1)	Consists of the following equity compensation plans: [the 1984 Stock Option Plan], 1994 Equity Incentive Plan, as amended (“1994 Equity Plan”), the 1996 Director Stock Option Plan, the 2000 Director Stock Option Plan (the “2000 Director Plan”) and the 2001 Employee Stock Purchase Plan (the “2001 ESPP”).

(2)	Excludes an aggregate of 146,342 shares issuable in connection with the current offering period under the 2001 ESPP; such shares are included in column (c) of the table. Excludes 19,830 shares issuable pursuant to outstanding options under the Company’s 1996 Sinper Stock Option Plan (a plan assumed by the Company in connection with its acquisition of Sinper Corporation), which options have a weighted average exercise price of $3.43.

(3)	Consists of 1,430,181 shares currently issuable under the 1994 Equity Plan, 153,500 shares issuable under the 2000 Director Plan and 361,676 shares issuable under the 2001 ESPP in connection with current and future offering periods under such plan.

Compensation Committee Report On Executive Compensation

General

      The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors (the “Committee”), which throughout 2002 was comprised of three non-employee directors. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company’s executive officers and for overseeing compensation programs and strategies for the entire Company. In making decisions regarding executive compensation, the Committee receives and considers input from the Company’s Chief Executive Officer.

      The Committee has three general goals in determining executive compensation. First, the Committee seeks to provide incentive for, and to reward, the attainment of objectives for the benefit of the Company and its stockholders. Second, the Committee seeks to compensate executives in a manner that enables the Company to attract and retain talented executives who can contribute to the success of the Company. Third, the Committee seeks to set the compensation of each executive at a level that it believes is fair, based on both the executive’s relative contribution to the Company and the compensation levels of similarly situated executives in comparable companies.

      The Company’s executive compensation consists of three principal elements: salary, bonuses and equity grants.

      In establishing base salaries for executive officers, the Committee considers numerous factors such as the executive’s responsibilities, the executive’s importance to the Company, the executive’s performance in the prior year, historical salary levels of the executive, and the salaries of executives at certain other companies whose business and/or financial situation is similar to that of the Company. To the extent it deems it appropriate, the Committee also considers general economic conditions within the area and within the industry. In consideration of these factors and conditions, the Committee elected to set Mr. Goldsworthy’s 2002 salary at $225,000.

      The Committee believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. For 2002, the Committee established a bonus program for the executive officers based on a variety of corporate objectives, including revenue, operating income, cash balance and cash collections goals, as well as the attainment of individual objectives. Under this program, each executive officer was assigned a target bonus, which ranged from $95,000 to $225,000 for Mr. Goldsworthy. Under the bonus program, the Company only paid a bonus to each of the executive officers if the Company attained more than 95% of the applicable corporate objective (except for net income objectives), with 20% of that portion of the bonus paid if the specific corporate objective was 96% achieved, 100% if the specific corporate objective was 100% achieved and a pro rata percentage payable at those levels achieved between 95% and 100%. The Company paid the portion of the bonus tied to net income objectives based on the Company’s attainment of at least 50% of the target net income. If the Company’s net income for 2002 was at least 50% of its target net income, each executive officer would receive such percentage of each portion of his net income objective bonus as was equal to the Company’s net income as a percentage of target net income, as the case may be (e.g., if the Company’s net income was 105% of target net income, each executive would receive 105% of the portion of his target bonus that was tied to net income). Bonuses for 2002 for each of Messrs. Goldsworthy, Hilger and Cervo were based in part on the Company’s fiscal 2002 performance and in part on their respective individual performances.

      The Committee also uses stock options as a significant element of the compensation package of executive officers, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company’s stockholders receive a return on their investment. Moreover, because options granted to executive officers generally become exercisable over a four-year period and terminate upon or shortly after the termination of the executive’s employment with the Company, stock options serve as a means of retaining these executives. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of shares of Common Stock covered by, and the exercise price of, outstanding options, the number of shares reserved for issuance under the Company’s option plan, any promotions that occur during the year, recommendations of management concerning option grants to employees below executive level, the Company’s projected hiring needs for the coming year and the recent performance of the Company. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, recent promotions, as well as the stock and option holdings of each executive and the exercise price and remaining vesting schedule of such executive’s options.

      In determining the compensation of the Chief Executive Officer, the Committee considered the same factors and goals that it used in determining the compensation of the other executive officers.

Section 162(m)

      Under Section 162(m) of the Code, compensation in excess of $1.0 million paid to the CEO and four other most highly compensated executive officers of a public company generally will not be deductible by the company for federal income tax purposes. Certain performance-based compensation, however is excluded from this limitation. In general, the Company’s stock option plans are structured and administered in a manner intended to comply with the performance-based exception to Section 162(m), thus excluding from the Section 162(m) limitation that income recognized by executives pursuant to stock options. The Committee intends to review periodically the potential effect of Section 162(m) and may in the future decide to structure certain other executive compensation programs so that they comply with the performance-based requirements of Section 162(m). Nevertheless, the Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the performance-based exceptions in Section 162(m) of the Code when the Committee believes such payments are appropriate and in the best interests of stockholders, after taking into consideration changing business conditions or the officer’s performance.

      By the Compensation Committee of the Board of Directors of Applix, Inc. for 2002.

Peter Gyenes
Alain J. Hanover
John D. Loewenberg
David C. Mahoney*

*	Former member of the Compensation Committee

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Company’s Board of Directors was comprised of three members in 2002 and currently consists of four members, all of whom are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market. The Audit Committee acts under a written charter first adopted and approved in March 2000 and amended in April 2003. A copy of the charter, as amended to date, is attached to this proxy statement as Appendix A.

      The Audit Committee reviewed the Company’s audited financial statements for the year ended December 31, 2002 included in the Company’s Annual Report on Form 10-K, and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the independent auditors, the following:

•	the plan for, and the independent auditors’ report on, each audit of the Company’s financial statements;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to shareholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

      Management represented to the Audit Committee that the Company’s financial statements had been prepared in accordance with United States generally accepted accounting principles. In addition, management, along with Charles Kane in his capacity as Chairman of the Audit Committee, made representations to Ernst & Young LLP regarding the accuracy and completeness of the financial statements. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61, “Communication with Audit Committees,” with Ernst & Young LLP.

      The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services which are referred to under the heading “Other Matters — Independent Auditors Fees” is compatible with maintaining such auditor’s independence.

      Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

      By the Audit Committee of the Board of Directors of Applix, Inc. for 2002.

Alain J. Hanover
Charles F. Kane
John D. Loewenberg

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total stockholder return on the Common Stock of the Company between December 31, 1997 and December 31, 2002 with the cumulative total return of (1) the CRSP Total Return Index for the Nasdaq Stock Market (U.S.) (the “Nasdaq Composite Index”) and (2) Nasdaq Computer & Data Processing Index (the “Nasdaq Computer Index”) over the same period. The Company historically included a comparison to the Standard & Poor’s Computer (Software and Services) Index (the “S&P Computer Index”), which ceased being published as of December 31, 2001. The Company has selected the Nasdaq Computer Index in lieu of the S&P Computer Index and has not included a comparison to the S&P Computer Index because it is no longer available. This graph assumes the investment of $100.00 on December 31, 1997 in the Company’s Common Stock and assumes any dividends are reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG APPLIX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

	December 31,	December 31,	December 31,	December 31,	December 31,	December 31,
	1997	1998	1999	2000	2001	2002

APPLIX, INC.	$100.00	$73.81	$344.06	$47.62	$26.67	$21.14
NASDAQ COMPOSITE INDEX	$100.00	$140.99	$261.48	$157.42	$124.89	$86.34
NASDAQ COMPUTER INDEX	$100.00	$178.39	$394.44	$180.62	$145.44	$100.30

PROPOSAL TO APPROVE THE 2003 DIRECTOR EQUITY PLAN

      On March 25, 2003, the Board of Directors of the Company adopted, subject to stockholder approval, the 2003 Director Equity Plan (the “2003 Director Plan”). If the 2003 Director Plan is approved by the stockholders, the 2000 Director Stock Option Plan will be terminated effective upon the date of such approval.

      The purpose of the 2003 Director Plan is to encourage ownership of stock of the Company by directors, whose continued services are essential to the Company’s future progress, and to compensate them and provide them with an incentive to continue as directors of the Company. The Board of Directors of the Company believes that grants of stock awards and stock options under the 2003 Director Plan will enhance the ability of the Company to attract and retain qualified directors and that the 2003 Director Plan will provide further incentive to directors as a result of their equity interest in the Company. The Board of Directors of the Company believes that the 2003 Director Plan is in the best interests of the Company and its stockholders and recommends a vote IN FAVOR of this proposal.

Summary of the 2003 Director Plan

      A total of up to 300,000 shares of Common Stock may be issued as stock awards or upon the exercise of options granted under the 2003 Director Plan. Only directors of the Company who are not employees of the Company or any subsidiary (“Non-Employee Directors”) will be eligible to receive stock awards and options under the 2003 Director Plan. The Company currently has five Non-Employee Directors (which number may change in the future). Any shares subject to options granted pursuant to the 2003 Director Plan which terminate or expire unexercised will be available for future grants under the 2003 Director Plan. All options granted under the 2003 Director Plan will be non-statutory stock options not entitled to special tax treatment under Section 422 of the Code.

      Except with respect to Election Grants (as defined below), all grants of stock awards and stock options are contingent upon the attendance (including by telephone or teleconference) by the Non-Employee Director of at least 75% of the meetings of the Board of Directors or any committees on which he or she served in the preceding year. Grants of stock awards and stock options shall be made on January 1 of each year following approval of the 2003 Director Plan by the stockholders, provided that the first annual grant of stock awards shall be made on the date of stockholder approval of the Plan, and shall be on January 1 of each year thereafter, as provided below.

Stock Awards

      The Non-Employee Directors automatically receive grants of Common Stock of the Corporation on January 1 of each year, beginning January 1, 2004 (except that a grant with respect to 2003 shall occur on the date that the 2003 Director Plan is approved by the stockholders) as follows:

•	$5,000 worth of Common Stock to each Non-Employee Director serving as a director on such date;

•	an additional $10,000 worth of Common Stock to the Non-Employee Director serving as Chairman of the Board of Directors on such date;

•	an additional $2,500 worth of Common Stock to each Non-Employee Director serving on the Audit Committee on such date;

•	an additional $5,000 worth of Common Stock to the Non-Employee Director serving as the Chairman of the Audit Committee on such date;

•	an additional $2,500 worth of Common Stock to each Non-Employee Director serving on the Compensation Committee on such date;

•	an additional $2,500 worth of Common Stock to the Non-Employee Director serving as the Chairman of the Compensation Committee on such date;

•	an additional $2,500 worth of Common Stock to each Non-Employee Director serving on the Nominating and Corporate Governance Committee on such date, provided that such grant shall not be made if such Non- Employee Director is also a member of either the Compensation Committee or the Audit Committee on such date;

      Such Common Stock shall be valued at the average closing price of the Common Stock on the Nasdaq National Market (or such other principal exchange on which the Common Stock is then listed, or the average of the closing bid and asked prices in the over-the-counter market, as applicable) on the five consecutive trading days ending two days prior to the date of each grant.

Stock Options

      The 2003 Director Plan provides for the automatic grant of stock options under the following circumstances:

•	an option for 10,000 shares of Common Stock is automatically granted to each Non-Employee Director upon his or her initial election to the Board of Directors (an “Election Grant”) and

•	on January 1 of each year, an option for 10,000 shares of Common Stock is automatically granted to each Non-Employee Director (an “Annual Grant”).

      The exercise price of each option granted under the 2003 Director Plan shall be equal to the fair market value of the Common Stock on the date of grant. Each Election Grant shall become exercisable (or “vest”) in two equal annual installments on the first and second anniversary of the date of grant, and each Annual Grant shall vest on the first anniversary of the date of grant, provided in each case that the optionee continues to serve as a director on such date. In the event a “Change in Control Event” (as defined in the 2003 Director Plan) occurs, all outstanding options shall become vested in full. In general, an optionee may exercise his option, to the extent vested, only while he or she is a director of the Company and for up to 90 days thereafter. Unexercised options expire seven years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order (as defined in the Code). The Board of Directors may suspend, discontinue or amend the 2003 Director Plan.

Federal Income Tax Consequences

      The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2003 Director Plan and with respect to the sale of Common Stock acquired under the 2003 Director Plan.

Tax Consequences to Participants

      The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 Director Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

      Stock Options. A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

      The Board has the authority to grant options with terms that permit the participant to exercise the unvested portion of a nonstatutory stock option and receive stock subject to vesting. In the event such options are granted, if the participant exercises the unvested portion of a nonstatutory stock option and makes an election under Section 83(b) of the Code within 30 days of exercise, the participant will be taxed in the same manner as if the participant had exercised a vested nonstatutory stock option. If the participant does not make the 83(b) election, the participant will be treated as having exercised the option as the stock vests.

      Stock Grants. A participant will have compensation income upon the grant of stock equal to the value of the stock. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

      There will be no tax consequences to the Company except that it will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

OTHER MATTERS

Independent Auditors

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

      Ernst & Young billed the Company an aggregate of $487,400 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2002, and the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

      Ernst & Young did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2002 in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

All Other Fees

      Ernst & Young billed the Company an aggregate of $135,800 fees for tax consulting ($38,200), tax compliance ($42,100) and other services ($55,500) rendered to the Company and its affiliates for the fiscal year ended December 31, 2002.

Change in Independent Auditors

      Upon the recommendation of the Audit Committee on the Company, on April 6, 2001, the Board of Directors of the Company decided to change the independent auditors for the Company from PricewaterhouseCoopers LLP to Ernst & Young LLP.

      During the Company’s fiscal years ended December 31, 1999 and 2000 and the subsequent interim period preceding the decision to change independent auditors, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report. PricewaterhouseCoopers LLP’s reports on the Company’s financial statements for the fiscal years ended December 31, 1999 and 2000 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended December 31, 1999 and 2000 and the subsequent interim period preceding the decision to change independent auditors, there were no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

      The Company requested PricewaterhouseCoopers LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated April 11, 2001 is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on April 13, 2001.

      The Company engaged Ernst & Young LLP as the Company’s independent auditors effective as of April 6, 2001. During the Company’s fiscal years ended December 31, 1999 and 2000 and the subsequent interim period prior to engaging Ernst & Young LLP, neither the Company nor anyone on its behalf consulted with Ernst & Young LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Ernst & Young LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Matters to be Considered at the Meeting

      The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

      Proposals of stockholders intended to be included in the Company’s proxy statement for the 2004 Annual Meeting of Stockholders must be received by the Company at its principal office not later than January 3, 2004.

      If a stockholder who wishes to make a proposal at the 2004 Annual Meeting — other than one that will be included in the Company’s proxy materials — does not notify the Company by March 18, 2004, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

Householding of Annual Meeting Materials

      We have adopted the cost saving practice of “householding” proxy statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” the proxy statements and annual reports for their customers. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Applix, Inc., 289 Turnpike Road, Westborough, Massachusetts 01581, (508) 870-0300, Attention Investor Relations. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Sections 16(a) Beneficial Ownership Reporting Compliance

      Based solely on its review of copies of reports filed by the directors and executive officers of the Company pursuant to Section 16(a) of the Exchange Act or written representations from certain persons required to file reports under Section 16(a) of the Exchange Act that no Form 5 filing was required for such person, the Company believes that during 2002 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act, except that Mr. Fire, who became a director of the Company in February 2003 and filed an Initial Statement of Beneficial Ownership of Securities on Form 3 within ten days thereafter, was obligated to file such an initial report in his capacity as a holder of over 10% of the outstanding Common Stock of the Company in September 2002 and to report subsequent acquisitions of shares of Common Stock on 21 occasions thereafter.

By Order of the Board of Directors,

Patrick J. Rondeau, Clerk

April 30, 2003

      The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed Proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

APPENDIX A

APPLIX, INC.

AUDIT COMMITTEE CHARTER

A.     Purpose

      The purpose of the Audit Committee is to assist the Board of Directors’ oversight of:

•	the integrity of the Company’s financial statements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s independent auditors.

B.     Structure and Membership

      1.     Number. The Audit Committee shall consist of at least three members of the Board of Directors.

      2.     Independence. Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be “independent” as defined by such rules and Act.

      3.     Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules). All members of the Audit Committee shall participate in continuing education programs as set forth in the rules developed by the Nasdaq Listing and Hearings Review Council.

      4.     Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

      5.     Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

      6.     Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.     Authority and Responsibilities

General

      The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

Oversight of Independent Auditors

      1.     Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

      2.     Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

      3.     Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

      4.     Preapproval of Services. The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. The Audit Committee shall require the Company to disclose in its SEC periodic reports the approval by the Audit Committee of any non-audit services to be performed by the independent auditor.

      5.     Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate receive and consider the reports required to be made by the independent auditor pursuant to the Exchange Act regarding:

—	critical accounting policies and practices;

—	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

—	other material written communications between the independent auditor and Company management.

Review of Audited Financial Statements

      6.     Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

      7.     Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      8.     Audit Committee Report. The Audit Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

Review of Other Financial Disclosures

      9.     Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

Controls and Procedures

      10.     Oversight. The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

      11.     Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      12.     Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

      13.     Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.     Procedures and Administration

      1.     Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities, but at a minimum of once per quarter. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

      2.     Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

      3.     Reports to Board. The Audit Committee shall report regularly to the Board of Directors.

      4.     Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

      5.     Independent Advisors. The Audit Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

      6.     Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

APPENDIX B

APPLIX, INC.

2003 DIRECTOR EQUITY PLAN

1.	Purpose.

     The purpose of this 2003 Director Equity Plan (the “Plan”) of Applix, Inc. (the “Company”) is to compensate non-employee directors for their services and participation in the meetings of the Board of Directors and any committees on which such director served in the prior year, to encourage ownership in the Company by non-employee directors of the Company whose services are considered essential to the Company’s future progress and to provide them with a further incentive to remain as directors of the Company.

2.	Administration.

     The Board of Directors shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any stock awards or options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3.	Participation in the Plan; Eligibility.

     Directors of the Company who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) shall be eligible to receive stock awards and options under the Plan, provided he or she attended (including by telephone or teleconference) at least 75% of the meetings of the Board of Directors and any committees on which he or she served in the preceding year, except that such attendance requirement shall not apply to Election Grants (as defined below).

4.	Stock Subject to the Plan.

     (a)  The maximum number of shares of the Company’s Common Stock, par value $.0025 per share (“Common Stock”), which may be issued under the Plan shall be 300,000 shares, subject to adjustment as provided in Section 9.

     (b)  If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

     (c)  Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.	Stock Options.

     All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Each option granted under the Plan shall be evidenced by a written agreement in such form as the Company shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (a)  Option Grant Dates. Options shall automatically be granted to the non-employee directors as follows:

(i) each person who first becomes a non-employee director on or following the date that the Plan is approved by the stockholders of the Company shall be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board of Directors (an “Election Grant”); and

(ii) each non-employee director shall be granted an option to purchase 10,000 shares of Common Stock on January 1 of each year, beginning January 1, 2004.

     Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an “Option Grant Date.”

     (b)  Option Exercise Price. The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the Option Grant Date. If no sales of Common Stock were made on the Option Grant Date, the price of the Common Stock for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made.

     (c)  Transferability of Options. Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

     (d)  Vesting Period.

(i) General. Each option granted under the Plan shall, in the case of an Election Grant, become exercisable in two equal annual installments on the first and second anniversaries of the Option Grant Date, and, in the case of all other option grants, become exercisable in full on the first anniversary of the Option Grant Date; in each case provided that the optionee is serving as a director of the Company on such anniversary.

(ii) Acceleration Upon a Change In Control. Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of a Change in Control (as defined in Section 10) with respect to the Company.

(iii) Right to Receive Restricted Stock. Notwithstanding the provisions of Section 5(d)(i) above, the Board shall have the authority to grant options pursuant to Section 5(a) above which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of stock acquired by the optionee on exercise of an option in the event such optionee’s service as a director terminates for any reason.

(iv) Termination. Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date seven years after the Option Grant Date of such option or (ii) the date 90 days after the optionee ceases to serve as a director of the Company.

     (e)  Exercise Procedure. An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (which have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

     (f)  Exercise by Representative Following Death of Director. An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee’s death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.	Stock Awards.

     (a)  Date and Amount of Stock Grant. Each non-employee director shall receive a grant of Common Stock on (1) the date that the Plan is first approved by the stockholders of the Company and (2) thereafter, on January 1 of each year, beginning January 1, 2004, as follows:

(i) $5,000 worth of Common Stock to each non-employee director serving as a director on such date;

(ii) an additional $10,000 worth of Common Stock to the non-employee director serving as Chairman of the Board of Directors on such date;

(iii) an additional $2,500 worth of Common Stock to each non-employee director serving on the Audit Committee on such date;

(iv) an additional $5,000 worth of Common Stock to the non-employee director serving as the Chairman of the Audit Committee on such date;

(v) an additional $2,500 worth of Common Stock to each non-employee director serving on the Compensation Committee on such date;

(vi) an additional $2,500 worth of Common Stock to the non-employee director serving as the Chairman of the Compensation Committee on such date;

(vii) an additional $2,500 worth of Common Stock to each non-employee director serving on the Nominating and Corporate Governance Committee on such date, provided that such grant shall not be made if such non-employee director is also a member of either the Compensation Committee or the Audit Committee on such date.

     (b)  Valuation of Stock Granted. The calculation of the number of shares of Common Stock to be granted pursuant to Section 6(a) above shall be based upon the average of (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the five consecutive trading days ending two days prior to the Option Grant Date.

7.     Withholding. Each non-employee director shall pay to the Company, or make provision satisfactory to the Board of Directors for payment of, any taxes required by law to be withheld in connection with stock awards or options to such non-employee director no later than the date of the event creating the tax liability. Except as the Board of Directors may otherwise provide, so long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares issued pursuant to the stock award or option creating the tax obligation, valued at their fair market value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a non-employee director.

8.	Limitation of Rights.

     (a)  No Right to Continue as a Director. Neither the Plan, nor the granting of an option or stock award hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

     (b)  No Stockholders’ Rights for Options. An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to stock options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c)  Compliance with Securities Laws. Each stock award and option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such stock award or option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares pursuant to such stock award or option, the such stock award may not be issued, and such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

9.	Adjustment Provisions for Mergers, Recapitalizations and Related Transactions.

     If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (w) the maximum number and kind of shares reserved for issuance under the Plan, (x) the number and kind of shares or other securities subject to then outstanding options under the Plan, (y) the number and kind of shares or other securities issuable pursuant to stock options to be granted pursuant to Section 5(a) hereof, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

10.	Definition of “Change in Control”.

     “Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

     (a)  the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of any capital stock of the Company after the date of adoption of this Plan by the Board of Directors if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (x) and (y) of subsection (c) of this Section 10; or

     (b)  such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

     (c)  the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

     (d)  approval by the stockholders of a complete liquidation or dissolution of the Company.

11.	Termination and Amendment of the Plan.

     The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

12.	Notice.

     Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

13.	Governing Law.

     The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the Commonwealth of Massachusetts (without regard to any applicable conflicts of laws or principles).

14.	Effective Date.

     The Plan shall become effective on the date it is adopted by the stockholders of the Company.

Adopted by the Board of Directors on March 25, 2003. Subject to stockholder approval.

PROXY	PROXY

APPLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS – June 12, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, having received notice of the Annual Meeting and management’s Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Walt Hilger and Patrick J. Rondeau, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting of Stockholders of Applix, Inc. (the “Company”) to be held on Thursday, June 12, 2003 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

     Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

     IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS

APPLIX, INC.

JUNE 12, 2003

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	To elect the following individuals as Class III Directors:

Nominees:	• Peter Gyenes • David C. Mahoney

[ ]	FOR ALL NOMINEES
[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES
[ ]	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	To approve the Company’s 2003 Director Equity Plan.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

     To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.[ ]

Signature of Stockholder ______________________	Date_______	Signature of Stockholder ______________________	Date_______

     NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title. If signer is a partnership, please sign in partnership name by authorized person.